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Exhibit 23.1

Consent of Independent Accountants

        We consent to the incorporation by reference in Registration Statement (No. 333-57263) of EMC Corporation on Form S-8 of our report dated June 27, 2002 relating to the financial statements of the EMC Corporation 401(k) Savings Plan as of and for the year ended December 31, 2001, appearing in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 27, 2002

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Consent of Independent Accountants